Exhibit 99.1

Incyte Reports 2018 First-Quarter Financial Results and
Updates on Key Clinical Programs

•                  Total product-related revenues of $382 million in Q1 2018, representing 30 percent growth over the same period last year; Jakafi® (ruxolitinib) revenues of $314 million in Q1 2018, representing 25 percent growth over the same period last year

•                  FDA Advisory Committee recommended approval of baricitinib 2mg for the treatment of moderately-to-severely active rheumatoid arthritis

•                  Management to highlight corporate growth and development portfolio in oncology and other indications at investor and analyst event on June 21, 2018

First-Quarter Conference Call and Webcast Scheduled Today at 8:00 a.m. ET

WILMINGTON, DE, May 1, 2018 — Incyte Corporation (Nasdaq: INCY) today reports 2018 first-quarter financial results, highlighting strong growth in total product-related revenue and providing a status update on the Company’s development portfolio.

“Jakafi continues to grow with significant momentum as we bring the benefits of this first-in-class treatment to an increasing number of patients,” stated Hervé Hoppenot, Incyte’s Chief Executive Officer. “We expect to be able to provide important updates from our development portfolio over the coming months—including the results of the first pivotal trial of Jakafi in graft-versus-host disease and initial data from our FGFR program in cholangiocarcinoma—as we continue to work on developing innovative therapies for patients in need.”

Portfolio Update

Oncology – key highlights

Results from the REACH1 trial evaluating ruxolitinib in patients with steroid-refractory acute graft-versus-host disease (GVHD) are expected in the first half of 2018. Data emerging from this open-label, pivotal trial continue to support Incyte’s intention to submit an sNDA in the second half of 2018, seeking approval of ruxolitinib in this indication.

Initial data from the trial evaluating INCB54828 in patients with cholangiocarcinoma are expected in second half of 2018.

As previously announced, the external Data Monitoring Committee (eDMC) review of the pivotal Phase 3 ECHO-301 study evaluating epacadostat in combination pembrolizumab in patients with unresectable or metastatic melanoma determined that the study did not meet the primary endpoint of improving progression-free survival in the overall population compared to pembrolizumab monotherapy.  The study’s second primary endpoint of overall survival also was not expected to reach statistical significance. Based on these results, and at the recommendation of the eDMC, the study has been stopped to enable patients and their physicians to consider alternative therapeutic options, and Incyte is also significantly downsizing the epacadostat development program.

In consultation with Incyte’s collaboration partners, and after the results of ECHO-301, the two pivotal trials of epacadostat in combination with pembrolizumab in lung cancer (ECHO-305 and ECHO-306) will be converted into randomized phase 2 trials. Enrollment will be discontinued in the four additional pivotal trials of epacadostat in combination with pembrolizumab, and in the two pivotal trials of epacadostat in combination with nivolumab; each of these studies will be amended to enable patients and their physicians to consider alternative therapeutic options. The pivotal trial in combination with durvalumab in Stage 3 lung cancer will not be initiated.

Incyte intends to continue to investigate epacadostat’s potential as a component of combination immunotherapy in proof-of-concept trials, which will include hypotheses distinct from combinations with PD-1 and PD-L1 antagonists.

Status updates for Incyte’s most advanced clinical programs are provided below.

	Indication	Status Update
Ruxolitinib (JAK1/JAK2)	Steroid-refractory acute GVHD	Pivotal Phase 2 (REACH1); Phase 3 (REACH2)
Ruxolitinib (JAK1/JAK2)	Steroid-refractory chronic GVHD	Phase 3 (REACH3)
Ruxolitinib (JAK1/JAK2)	Essential thrombocythemia	Phase 2 (RESET)
Itacitinib (JAK1)	Treatment-naïve acute GVHD	Phase 3 (GRAVITAS-301)
Itacitinib (JAK1)	NSCLC	Phase 1/2 in combination with osimertinib (EGFR)
Epacadostat (IDO1)	Lung cancer	Phase 2 (ECHO-305; ECHO-306) in combination with pembrolizumab (PD-1)
INCMGA0012 (PD-1)(1)	Solid tumors	Phase 1 dose-escalation completed, monotherapy expansion cohorts ongoing
INCB50465 (PI3Kδ)	DLBCL	Phase 2 (CITADEL-202)
INCB50465 (PI3Kδ)	Follicular lymphoma	Phase 2 (CITADEL-203)
INCB50465 (PI3Kδ)	Marginal zone lymphoma	Phase 2 (CITADEL-204)
INCB50465 (PI3Kδ)	Mantle cell lymphoma	Phase 2 (CITADEL-205)
INCB54828 (FGFR1/2/3)	Bladder cancer	Phase 2 (FIGHT-201)
INCB54828 (FGFR1/2/3)	Cholangiocarcinoma	Phase 2 (FIGHT-202)

Notes:

(1)         INCMGA0012 licensed from MacroGenics

A brief status update for Incyte’s earlier-stage clinical candidates is provided below.

Status Update
INCB57643 (BRD)	First-in-man data presented at ASH 2017, showing optimized PK profile for combination therapy
INCB53914 (PIM)	First-in-man data at ASH 2017; development expected to focus on combination therapy, including with JAK and PI3Kδ inhibition in hematological malignancies
INCB52793 (JAK1)	Development in AML to be discontinued due to lack of efficacy
INCB59872 (LSD1)	Epigenetic mechanism targeting cell differentiation; evaluating both oncology indications and sickle-cell disease
INCB62079 (FGFR4)	250x greater selectivity for FGFR4 over FGFR1/2/3; initial development expected to focus on hepatocellular carcinoma
INCB81776 (AXL/MER)	Expected to enter clinical trials in 2018
INCB01158 (ARG)(1)	Novel mechanism targeting myeloid cells; development expected to focus on combination therapy
INCAGN1876 (GITR)(2)	Dose escalation completed; development expected to focus on combination therapy
INCAGN1949 (OX40)(2)	Dose escalation completed; development expected to focus on combination therapy
INCAGN2390 (TIM-3)(2)	Expected to enter clinical trials in 2018
INCAGN2385 (LAG-3)(2)	Expected to enter clinical trials in 2018

Notes:

(1)         INCB01158 co-developed with Calithera

(2)         INCAGN1876, INCAGN1949, INCAGN2390 and INCAGN2385 from discovery alliance with Agenus

Non-oncology

Data from the randomized Phase 2 trial of topical ruxolitinib versus vehicle and triamcinolone creams in adult patients with atopic dermatitis are expected in the second half of 2018.

	Indication	Status Update
Topical ruxolitinib (JAK1/JAK2)	Atopic dermatitis	Phase 2
Topical ruxolitinib (JAK1/JAK2)	Vitiligo	Phase 2

Partnered — key highlights

In April 2018, the US. Food and Drug Administration (FDA) convened its Arthritis Advisory Committee to discuss the resubmission of the baricitinib NDA, which recommended approval of the 2mg dose of baricitinib as a once-daily oral medication for the treatment of moderately-to-severely active rheumatoid arthritis for adult patients who have had an inadequate response or intolerance to methotrexate. While the Advisory Committee unanimously supported the efficacy of the 4mg dose of baricitinib, it did not recommend approval of the 4mg dose of baricitinib for the proposed indication based on the adequacy of the safety and benefit-risk profiles. The FDA action date for baricitinib is in June 2018.

	Indication	Status Update
Baricitinib (JAK1/JAK2)(1)	Rheumatoid arthritis	Approved in Europe and Japan at 2mg and 4mg doses; NDA resubmitted to FDA
Baricitinib (JAK1/JAK2)(1)	Atopic dermatitis	Phase 3
Baricitinib (JAK1/JAK2)(1)	Psoriatic arthritis	Lilly expects the Phase 3 program to begin in 2018
Baricitinib (JAK1/JAK2)(1)	Systemic lupus erythematosus	Phase 2
Capmatinib (MET)(2)	Non-small cell lung cancer, liver cancer	Phase 2 in EGFR wild-type, ALK negative NSCLC patients with MET amplification and mutation

Notes:

(1)         Baricitinib licensed to Lilly

(2)         Capmatinib licensed to Novartis

Corporate Update

In April 2018, Maria E. Pasquale joined the Incyte Executive Management team as Executive Vice President and General Counsel. Maria joined Incyte from Celgene Corporation, where for 17 years she held positions of increasing responsibility including Chief Counsel and Senior Vice President, Legal & Deputy General Counsel, where she led the legal department through Celgene’s global expansion. Most recently, Maria served as Celgene’s Executive Vice President and Global Chief Compliance Officer, responsible for GxP and healthcare compliance globally.

2018 First-Quarter Financial Results

The financial measures presented in this press release for the three months ended March 31, 2018 and 2017 have been prepared by the Company in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”), unless otherwise identified as a Non-GAAP financial measure. Management believes that Non-GAAP information is useful for investors, when considered in conjunction with Incyte’s GAAP disclosures. Management uses such information internally and externally for establishing budgets, operating goals and financial planning purposes. These metrics are also used to manage the Company’s business and monitor performance. The Company adjusts, where appropriate, for both revenues and expenses in order to reflect the Company’s core operations. The Company believes these adjustments are useful to investors by providing an enhanced understanding of the financial performance of the Company’s core operations. The metrics have been adopted to align the Company with disclosures provided by industry peers.  Reconciliations of GAAP net loss to Non-GAAP net income (loss) for the three months ended March 31, 2018 and 2017 have been included at the end of this press release.

Guidance related to research and development and selling, general and administrative expenses does not include estimates associated with any potential future strategic transactions.

Non-GAAP information is not prepared under a comprehensive set of accounting rules and should only be used in conjunction with and to supplement Incyte’s operating results as reported under GAAP. Non-GAAP measures may be defined and calculated differently by other companies in our industry.

Revenues For the quarter ended March 31, 2018, GAAP net product revenues of Jakafi were $314 million as compared to $251 million for the same period in 2017, representing 25 percent growth. For the three months ended March 31, 2018, GAAP net product revenues of Iclusig were $21 million as compared to $14 million for the same period in 2017.

For the quarter ended March 31, 2018, GAAP product royalties from sales of Jakavi, which has been out-licensed to Novartis outside of the United States, was $41 million, as compared to $29 million for the same period in 2017. For the quarter ended March 31, 2018, GAAP product royalties from sales of Olumiant outside of the United States from Lilly were $6 million, as compared to less than $1 million for the same period in 2017.

For the quarter ended March 31, 2018, GAAP milestone revenues were $0 million, as compared to $90 million for the same period in 2017. GAAP milestone revenues in 2017 related to milestones earned from our collaborative partners.

For the quarter ended March 31, 2018, total GAAP revenues were $382 million as compared to $384 million for the same period in 2017. Total Non-GAAP revenues for the quarter ended March 31, 2018 were $382 million as compared to $294 million for the same period in 2017.

Year Over Year Revenue Growth

(in thousands, unaudited)

	Three Months Ended
	March 31,		%
	2018	2017	Change
Revenues:
Jakafi net product revenue	$313,720	$251,077	25%
Iclusig net product revenue	20,785	13,730	51%
Product royalty revenues	47,716	29,221	63%
Product-related revenues	382,221	294,028	30%
Milestone revenues	—	90,000
Other revenues	61	54
Total GAAP revenues	$382,282	$384,082
Milestone revenues	—	(90,000)
Total Non-GAAP revenues	$382,282	$294,082

Cost of product revenues GAAP cost of product revenues for the quarter ended March 31, 2018 was $18 million, as compared to $15 million for the same period in 2017. Non-GAAP cost of product revenues for the quarter ended March 31, 2018 were $13 million, as compared to $9 million for the same period in 2017. Non-GAAP cost of product revenues exclude the amortization of licensed intellectual property for Iclusig relating to the acquisition of the European business of ARIAD Pharmaceuticals, Inc.

Research and development expenses GAAP research and development expenses for the quarter ended March 31, 2018 were $303 million as compared to $408 million for the same period in 2017. Decreased GAAP research and development expenses were driven primarily by upfront and milestone expenses of $209 million related to our collaborative agreements recorded in the quarter ended March 31, 2017 partially offset by an overall increase in development costs to advance our clinical pipeline.  For the quarter ended March 31, 2018, GAAP research and development expenses included $12 million related to our collaboration agreement with Syros Pharmaceuticals, Inc. and $291 million of ongoing expenses.

Non-GAAP research and development expenses for the quarter ended March 31, 2018 were $266 million, as compared to $177 million for the same period in 2017. Non-GAAP research and development expenses exclude the cost of stock-based compensation of $24 million and $21 million for the quarters ended March 31, 2018 and 2017, respectively, and upfront consideration and milestones paid to our collaborative partners of $12 million and $209 million for the quarters ended March 31, 2018 and 2017, respectively.

Selling, general and administrative expenses  GAAP selling, general and administrative expenses for the quarter ended March 31, 2018 was $121 million, as compared to $87 million for the same period in 2017. Increased GAAP selling, general and administrative expenses were driven by additional costs related to the commercialization of Jakafi.

Non-GAAP selling, general and administrative expenses for the quarter ended March 31, 2018 was $109 million, as compared to $78 million for the same period in 2017. Non-GAAP selling, general and administrative expenses exclude the cost of stock-based compensation.

Change in fair value of acquisition-related contingent consideration GAAP change in fair value of acquisition-related contingent consideration for the quarters ended March 31, 2018 and 2017 was $7 million.

Unrealized gain (loss) on long term investments GAAP unrealized gain on long term investments for the quarter ended March 31, 2018 was $23 million as compared to an unrealized loss of $6 million for the same period in 2017.  The unrealized gain on long term investments for the quarter ended March 31, 2018 represents the fair market value adjustments of the Company’s investments in Agenus, Calithera, Merus, and Syros.

Expense related to senior note conversions GAAP expense related to senior note conversions for the quarter ended March 31, 2017 was $54 million related to the conversions of certain of our 2018 and 2020 convertible senior notes.

Net income (loss) GAAP net loss for the quarter ended March 31, 2018 was $41 million, or $0.19 per basic and diluted share, as compared to a net loss of $187 million, or $0.96 per basic and diluted share for the same period in 2017. Non-GAAP net loss for the quarter ended March 31, 2018 was $3 million, as compared to net income of $29 million for the same period in 2017. Non-GAAP net loss per share for the quarter ended March 31, 2018 was $0.01 per basic and diluted share, as compared to Non-GAAP net income per share of $0.15 per basic and $0.14 per diluted share for the same period in 2017.

Cash, cash equivalents and marketable securities position As of March 31, 2018 and December 31, 2017, cash, cash equivalents and marketable securities totaled $1.2 billion.

2018 Financial Guidance

The Company has updated its full year 2018 financial guidance, as detailed below.

	Current	Previous
GAAP and Non-GAAP Jakafi net product revenues	$1,350 - $1,400 million	Unchanged
GAAP and Non-GAAP Iclusig net product revenues	$80 - $85 million	Unchanged

GAAP Cost of product revenues	$85 - $95 million	Unchanged
Non-GAAP Cost of product revenues(1)	$64 - $74 million	Unchanged

GAAP Research and development expenses	$1,150 - $1,250 million	$1,200 - $1,300 million
Non-GAAP Research and development expenses(2)	$1,013 - $1,108 million	$1,077 - $1,172 million

GAAP Selling, general and administrative expenses	$390 - $410 million	$515 - $535 million
Non-GAAP Selling, general and administrative expenses(3)	$340 - $355 million	$465 - $480 million

GAAP Change in fair value of acquisition-related contingent consideration	$30 million	Unchanged
Non-GAAP Change in fair value of acquisition-related contingent consideration(4)	$0 million	Unchanged

(1)         Adjusted to exclude the amortization of licensed intellectual property for Iclusig relating to the acquisition of the European business of ARIAD Pharmaceuticals, Inc.

(2)         Adjusted to exclude the estimated cost of stock-based compensation, upfront consideration of approximately $12 million relating to the Syros collaboration and upfront consideration of $15 million related to a license agreement.

(3)         Adjusted to exclude the estimated cost of stock-based compensation.

(4)         Adjusted to exclude the change in fair value of estimated future royalties relating to sales of Iclusig in the licensed territory relating to the acquisition of the European business of ARIAD Pharmaceuticals, Inc.

Future Non-GAAP financial measures may also exclude upfront and ongoing milestones relating to third-party collaboration partners, impairment of goodwill or other assets, changes in the fair value of equity investments in our collaboration partners, non-cash interest expense related to the amortization of the initial discount on our 2018 and 2020 Senior Notes and the impact on our tax provision of discrete changes in our valuation allowance position on deferred tax assets.

Conference Call and Webcast Information

Incyte will hold its 2018 first-quarter financial results conference call and webcast this morning at 8:00 a.m. ET.  To access the conference call, please dial 877-407-3042 for domestic callers or 201-389-0864 for international callers. When prompted, provide the conference identification number, 13678858.

If you are unable to participate, a replay of the conference call will be available for 30 days. The replay dial-in number for the United States is 877-660-6853 and the dial-in number for international callers is 201-612-7415. To access the replay you will need the conference identification number, 13678858.

The conference call will also be webcast live and can be accessed at www.incyte.com in the Investors section under “Events and Presentations”.

About Incyte

Incyte Corporation is a Wilmington, Delaware-based biopharmaceutical company focused on the discovery, development and commercialization of proprietary therapeutics.  For additional information on Incyte, please visit the Company’s website at www.incyte.com.

Follow @Incyte on Twitter at https://twitter.com/Incyte.

About Jakafi® (ruxolitinib)

Jakafi is a first-in-class JAK1/JAK2 inhibitor approved by the U.S. Food and Drug Administration for treatment of people with polycythemia vera (PV) who have had an inadequate response to or are intolerant of hydroxyurea. Jakafi is also indicated for treatment of people with intermediate or high-risk myelofibrosis (MF), including primary MF, post–polycythemia vera MF, and post–essential thrombocythemia MF.

Jakafi is marketed by Incyte in the United States and by Novartis as Jakavi® (ruxolitinib) outside the United States.

About Iclusig® (ponatinib) tablets

Iclusig targets not only native BCR-ABL but also its isoforms that carry mutations that confer resistance to treatment, including the T315I mutation, which has been associated with resistance to other approved TKIs.

In the EU, Iclusig is approved for the treatment of adult patients with chronic phase, accelerated phase or blast phase chronic myeloid leukemia (CML) who are resistant to dasatinib or nilotinib; who are intolerant to dasatinib or nilotinib and for whom subsequent treatment with imatinib is not clinically appropriate; or who have the T315I mutation, or the treatment of adult patients with Philadelphia-chromosome positive acute lymphoblastic leukemia (Ph+ ALL) who are resistant to dasatinib; who are intolerant to dasatinib and for whom subsequent treatment with imatinib is not clinically appropriate; or who have the T315I mutation.

Incyte has an exclusive license from ARIAD Pharmaceuticals, Inc., since acquired by Takeda Pharmaceutical Company Limited, to develop and commercialize Iclusig in the European Union and 22 other countries, including Switzerland, Norway, Turkey, Israel and Russia.

Forward-Looking Statements

Except for the historical information set forth herein, the matters set forth in this release contain predictions, estimates and other forward-looking statements, including without limitation statements regarding: the expected timing and substance of the results of the REACH1 trial and Incyte’s intention to submit an sNDA in the second half of 2018 seeking approval of ruxolitinib in GVHD; the expected timing of initial data from the trial evaluating INCB54828 in patients with cholangiocarcinoma; the Company’s intention to continue to investigate epacadostat’s potential as a component of combination immunotherapy in earlier-stage trials; plans and expectations for development and clinical trials the Company’s earlier-stage clinical candidates, including INCB53914, INCB62079, INCB01158, INCAGN1876, INCAGN1949, INCAGN2390 and INCAGN2385; the expected timing for results from the randomized Phase 2 trial of topical ruxolitinib in atopic dermatitis; the timing of FDA action on the resubmission of baricitinib; the Company’s updated financial guidance for 2018 and the expectations underlying such guidance.

These forward-looking statements are based on the Company’s current expectations and subject to risks and uncertainties that may cause actual results to differ materially, including unanticipated developments in and risks related to: unanticipated delays; further research and development and the results of clinical trials possibly being unsuccessful or insufficient to meet applicable regulatory standards or warrant continued development; the ability to enroll sufficient numbers of subjects in clinical trials; determinations made by the FDA; the Company’s dependence on its relationships with its collaboration partners; the efficacy or safety of the Company’s products and the products of the Company’s collaboration partners; the acceptance of the Company’s products and the products of the Company’s collaboration partners in the marketplace; market competition; sales, marketing, manufacturing and distribution requirements; greater than expected expenses; expenses relating to litigation or strategic activities; and other risks detailed from time to time in the Company’s reports filed with the Securities and Exchange Commission, including its Form 10-K for the year ended December 31, 2017. The Company disclaims any intent or obligation to update these forward-looking statements.

Contacts

Media		Investors
Catalina Loveman	+1 302 498 6171	Michael Booth, DPhil	+1 302 498 5914
	cloveman@incyte.com		mbooth@incyte.com

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INCYTE CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited, in thousands, except per share amounts)

	Three Months Ended	Three Months Ended
	March 31, 2018	March 31, 2017
	GAAP	GAAP
Revenues:
Product revenues, net	$334,505	$264,807
Product royalty revenues	47,716	29,221
Milestone revenues	—	90,000
Other revenues	61	54
Total revenues	382,282	384,082

Costs and expenses:
Cost of product revenues (including definite-lived intangible amortization)	18,106	14,824
Research and development	303,103	407,920
Selling, general and administrative	121,498	87,229
Change in fair value of acquisition-related contingent consideration	6,685	7,356
Total costs and expenses	449,392	517,329

Loss from operations	(67,110)	(133,247)
Other income (expense), net	4,462	1,147
Interest expense	(385)	(5,939)
Unrealized gain (loss) on long term investments	22,679	(5,814)
Expense related to senior note conversions	—	(54,130)
Loss before provision for income taxes	(40,354)	(197,983)
Provision (benefit) for income taxes	786	(10,900)
Net loss	$(41,140)	$(187,083)

Basic and diluted net loss per share	$(0.19)	$(0.96)

Shares used in computing basic and diluted net loss per share	211,681	195,260

INCYTE CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(unaudited, in thousands)

	March 31,	December 31,
	2018	2017
ASSETS
Cash, cash equivalents and marketable securities	$1,171,059	$1,169,645
Accounts receivable	220,190	266,299
Property and equipment, net	264,610	259,763
Inventory	12,569	14,448
Prepaid expenses and other assets	84,502	65,577
Long term investments	165,972	134,356
Other intangible assets, net	231,517	236,901
Goodwill	155,593	155,593
Total assets	$2,306,012	$2,302,582

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable, accrued expenses and other liabilities	$366,697	$360,952
Convertible senior notes	24,271	24,001
Acquisition-related contingent consideration	287,000	287,000
Stockholders’ equity	1,628,044	1,630,629
Total liabilities and stockholders’ equity	$2,306,012	$2,302,582

INCYTE CORPORATION

RECONCILIATION OF GAAP NET LOSS TO SELECTED NON-GAAP ADJUSTED INFORMATION

(unaudited, in thousands)

	Three Months Ended March 31, 2018	Three Months Ended March 31, 2017

GAAP Net Loss	$(41,140)	$(187,083)
Adjustments:
Milestones received from new or existing partners(1)	—	(90,000)
Upfront consideration and milestones paid to new or existing partners(2)	12,444	209,109
Non-cash stock compensation from equity awards (R&D)(3)	24,222	21,469
Non-cash stock compensation from equity awards (SG&A)(3)	12,002	9,144
Non-cash interest expense related to convertible notes(4)	297	5,069
Expense related to senior note conversions(5)	—	54,130
Changes in fair value of equity investments(6)	(22,679)	5,814
Amortization of acquired product rights(7)	5,384	5,384
Change in fair value of contingent consideration(8)	6,685	7,356
Tax effect of Non-GAAP adjustments(9)	176	(11,268)
Non-GAAP Net Income (Loss)	$(2,609)	$29,124

Non-GAAP net income (loss) per share
Basic	$(0.01)	$0.15
Diluted	$(0.01)	$0.14

Shares used in computing Non-GAAP net income (loss) per share:
Basic	211,681	195,260
Diluted	211,681	202,209

(1) As included within the Milestone revenues line item in the Consolidated Statement of Operations, which included (in thousands) for the three months ended March 31, 2017, $65,000 for Olumiant EMA approval and $25,000 for ruxolitinib GVHD Phase III initiation.

(2) As included within the Research and development expenses line item in the Consolidated Statement of Operations, which included (in thousands) for the three months ended March 31, 2018, $12,444 related to Syros, and for the three months ended March 31, 2017, $127,209 related to Merus, $41,400 related to Calithera and $40,500 related to Agenus.

(3) As included within the Research and development expenses line item in the Consolidated Statement of Operations, and within the Selling, general and administrative expenses line item in the Consolidated Statement of Operations.

(4) As included within the Interest expense line item in the Consolidated Statement of Operations.

(5) As included within the Expense related to senior note conversions line item in the Consolidated Statement of Operations.

(6) As included within the Unrealized gain (loss) on long term investments line item in the Consolidated Statement of Operations.

(7) As included within the Cost of product revenues line item in the Consolidated Statement of Operations. Acquired product rights of licensed intellectual property for Iclusig is amortized utilizing a straight-line method over the estimated useful life of 12.5 years.

(8) As included within the Change in fair value of acquisition-related contingent consideration line item in the Consolidated Statement of Operations.

(9) As included within the Provision (benefit) for income taxes line item in the Consolidated Statement of Operations. Income tax effects of Non-GAAP adjustments are calculated using the applicable statutory tax rate for the jurisdictions in which the charges (benefits) are incurred, while taking into consideration any valuation allowances.